UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 9, 2007
QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	000-17082 (Commission File Number)	N/A (I.R.S. Employer Identification Number)
887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5
(Address of principal executive offices)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 9, 2007, our whole owned subsidiary QLT USA, Inc. (formerly Atrix Laboratories, Inc.), entered into a Settlement, Release and Patent License to settle the litigation captioned “TAP Pharmaceutical Products Inc., Takeda Chemical Industries, Ltd. and Wako Pure Chemical Industries, Ltd. v. Atrix Laboratories, Inc. and Sanofi-Synthelabo Inc.,” No. 03-C-7822, in the United States District Court for the Northern District of Illinois and the appeal pending therefrom in the United States Court of Appeals for the Federal Circuit. QLT USA, Sanofi-Synthelabo, Takeda Pharmaceutical Company Ltd. (“Takeda”), Wako Pure Chemical Industries, Ltd. (“Wako”), TAP Pharmaceutical Products Inc. (“TAP”) and Abbot Laboratories, Limited—Laboratories Abbot, Limited (“Abbot”) were parties to the settlement agreement. The settlement will resolve litigation that was initiated by TAP and its co-plaintiffs in 2003 in which TAP and its co-plaintiffs claimed that QLT USA’s Eligard® products infringed U.S. patent no. 4,728,721.
     Under the terms of the settlement agreement, and without admitting liability, QLT USA has agreed to pay TAP $112.5 million and Sanofi-Synthelabo has agreed to pay $45 million, for an aggregate settlement amount of $157.5 million. The settlement agreement provides that TAP and its co-plaintiffs will release their claims made in the United States litigation against QLT USA and Sanofi-Synthelabo and each of TAP, Takeda, Wako and Abbott will grant QLT USA a transferable, non-exclusive, perpetual, royalty-free license under any of their past and future patents to make, use and sell QLT USA’s currently-marketed Eligard® products in the United States and Canada. Payment of the settlement amount will be made, and the settlement will become effective, once the litigation has been formally dismissed by both the District Court and the Court of Appeals for the Federal Circuit.
     In connection with the settlement agreement, on February 9, 2007 QLT USA and Sanofi-Synthelabo entered into an amended and restated Contribution Agreement to provide for, among other things, the dollar amount each party has agreed to contribute under the settlement agreement.
     As a result of this settlement, we will record a charge of US$112.5 million in our consolidated 2006 results. As of December 31, 2006, before payment of the settlement amount, our consolidated total cash, short term, long-term investments and escrowed funds was approximately $378 million.
     Additional information describing the terms of the settlement agreement is included in our press release dated February 9, 2007, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this report, is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On February 9, 2007, we issued a press release disclosing the events set forth in this report. A copy of the press release is filed as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	QLT Inc. press release dated February 9, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QLT INC.
Date: February 9, 2007	By:	/s/ Cameron Nelson
	Name:	Cameron Nelson
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	QLT Inc. press release dated February 9, 2007.

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